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                                                                   Exhibit 3-142
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                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 10/17/1998
                                                          960302414 - 2674440

                          CERTIFICATE OF INCORPORATION

                                       OF

                     HEALTH RESOURCES OF ACADEMY MANOR, INC.

         1. The name of the corporation is Health Resources of Academy Manor, Inc.

         2. The address of the corporation's registered office in Delaware is 15 East North Street, Dover (Kent County), Delaware 19901. United Corporate Services, Inc. is the corporation's registered agent at that address.

         3. The. purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation law.

         4. The corporation shall have authority to issue a total of 3,000 shares of common stock of the par value of $0.01 per share.

         5. The name of the sole incorporator is Edward D. Nelson and his mailing address is 1285 Avenue of the Americas, New York, N.Y. 10019-6064.

         6. The Board of Directors shall have the power to make, alter or repeal the by-laws of the corporation.

         7. The election of the Board of Directors need not be by written ballot.

         8. The corporation shall indemnify to the fullest extent permitted by
Section 145 of the General Corporation Law of Delaware, as amended from time to time, each person who is or was a director of the corporation and the heirs, executors and administrators of such a person.

         9. No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for any act or omission occurring subsequent to the date when this provision becomes effective, except that he may be liable (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

                                             /s/ Edward A. Nelson
                                             -----------------------------------
                                             Sole Incorporator, Edward A. Nelson

Dated: October 15, 1996



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                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 07/02/1998
                                                        981258725 - 2674440

                   CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                      AND

                                REGISTERED OFFICE

                                    * * * * *

         Health Resources of Academy Manor, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         The present registered agent of the corporation is UNITED CORPORATE SERVICES, INC. and the present registered office of the corporation is in the county of KENT COUNTY.

         The Board of Directors of Health Resources of Academy Manor, Inc. adopted the following resolution on the 11th day of May, 1998.

         Resolved, that the registered office of Health Resources of Academy Manor, Inc.. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

         IN WITNESS WHEREOF, Health Resources of Academy Manor, Inc. has caused this statement to be signed by Ira C. Gubernick, its Secretary, this l5th day of June, 1998.

                                                      /s/ [graphic of signature]
                                                     ---------------------------
                                                     Ira C. Gubernick, Secretary

(